Exhibit 5.2

June 8, 2012

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

Re:	Registration Statement on Form S-3 for Debt Securities and Shares of Class A Common Stock

That May Be Issuable Upon Conversion or Exchange Thereof

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of BGC Partners, Inc., a Delaware corporation (the “Company”). In connection with a Registration Statement on Form S-3 (File No. 333-180331) (as amended, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) relating to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder, of debt securities (the “Debt Securities”) and shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), if any, that may be issuable upon conversion or exchange of the Debt Securities, you have requested my opinion with respect to the matters set forth below.

For the purposes of this opinion letter, I, or attorneys working under my direction (collectively, “we”), have examined the Registration Statement and the Prospectus included therein and the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion letter, we have relied, with your approval, upon oral and written representations and certificates of officers and other representatives of the Company and certificates or comparable documents of public officials.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, that all documents submitted to us as certified copies are true and correct copies of such originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

We have also assumed that (i) the shares of Class A Common Stock that may be issuable upon conversion or exchange of the Debt Securities being offered or sold will at the time of such offer or sale have been duly authorized and, if appropriate, reserved for issuance upon such conversion or exchange, (ii) the applicable Debt Securities will constitute legal, valid and binding obligations of the Company, and (iii) the consideration for the issuance and sale of the applicable Debt Securities convertible into or exchangeable for shares of Class A Common Stock will be in an amount that is not less than the aggregate par value of the shares of Class A Common Stock issuable upon conversion or exchange thereof.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the shares of Class A Common Stock, when issued and sold in accordance with the terms of the applicable Debt Securities, will be validly issued, fully paid and non-assessable.

I am a member of the bar of the State of New York, and I do not express any opinion herein concerning any law other than the laws of the State of New York, the Delaware General Corporation Law and applicable reported judicial decisions. This opinion letter has been prepared for use in connection with the Registration Statement. I assume no obligation to advise you of any change in the foregoing subsequent to the delivery of this opinion letter.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and the use of my name under the caption “Legal Matters” therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Stephen M. Merkel

Stephen M. Merkel
Executive Vice President, General Counsel and Secretary